EXHIBIT 2.5.2

Officers’ Certificate establishing the terms of tgs’ 7.500% senior notes due 2035

TRANSPORTADORA DE GAS DEL SUR S.A.

AUTHENTICATION AND DELIVERY ORDER

November 20, 2025
CSC Delaware Trust Company
251 Little Falls Drive
Wilmington, Delaware 19808
Attention: Corporate Trust

Ladies and Gentlemen:

The undersigned hereby delivers to you for authentication under the Indenture, dated November 20, 2025 (the “Indenture”), by and among Transportadora de Gas del Sur S.A., a sociedad anónima organized under the laws of the Republic of Argentina (the “Company”), and you, as trustee (the “Trustee”), co-registrar, principal paying agent and transfer agent, and Banco Santander Argentina S.A., as registrar, paying agent, transfer agent and Trustee’s representative in Argentina, of the global notes (the “Global Notes”) representing U.S.$500,000,000 in aggregate principal amount of the Company’s 7.750% Senior Notes due 2035 (the “Notes”).

Pursuant to Section 3.3 of the Indenture, you, as Trustee, are hereby authorized and instructed to authenticate, or cause to be authenticated, in the manner provided by the Indenture, such Global Notes comprising:

(i)    a Rule 144A Global Note (CUSIP No. 893870 AZ8 and ISIN No. US893870AZ87) in the aggregate principal amount of U.S.$103,151,000, Certificate No. R-1; and

(ii)  a Regulation S Global Note (CUSIP No. P9308R BB8 and ISIN No. USP9308RBB89) in the aggregate principal amount of U.S.$396,849,000, Certificate No. S-1,

each registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”), and to retain each of the Global Notes from the date hereof, so authenticated, as custodian for DTC, on behalf of the Company. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture.

This Authentication and Delivery Order may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single Authentication and Delivery Order.

[Signature pages follow]

Exhibit 2.5.2 - 1

Very truly yours,

Transportadora de Gas del Sur S.A.

By:
	Name:	Alejandro Basso
	Title:	Chief Financial Officer

Exhibit 2.5.2 - 2

The undersigned, as Trustee under the Indenture referred to above, acknowledges receipt of the Notes of the Company referred to in the foregoing letter.

Dated: November 20, 2025

CSC Delaware Trust Company

As Trustee, Co-Registrar, Principal Paying Agent and Transfer Agent

By:
	Name:	Lici Zhu
	Title:	Vice President

Exhibit 2.5.2 - 3